OLD MUTUAL FUNDS II

AMENDMENT TO AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

THIS AMENDMENT dated December 9, 2008 to the Amended and Restated Expense Limitation Agreement dated December 21, 2006, as amended (the “Expense Limitation Agreement”), by and between Old Mutual Funds II (“OMF II”) and Old Mutual Capital, Inc., shall be as follows:

WHEREAS, effective December 9, 2008, Institutional Class shares were registered for the Old Mutual TS&W Small Cap Value Fund; and

WHEREAS, effective April 28, 2008, Class A, Class C, Class Z and Institutional Class shares of the Old Mutual Large Cap Fund were reclassified as Class A, Class C, Class Z and Institutional Class shares of the Old Mutual Focused Fund, respectively; and

WHEREAS, effective April 28, 2008, Class A, Class C, Class Z and Institutional Class shares of the Old Mutual Large Cap Growth Fund were reclassified as Class A, Class C, Class Z and Institutional Class shares of the Old Mutual Large Cap Growth Concentrated Fund, respectively; and

WHEREAS, effective April 29, 2008, the Old Mutual Large Cap Growth Concentrated Fund was renamed “Old Mutual Large Cap Growth Fund”.

NOW, THEREFORE, the parties agree as follows:

1.	Schedules A through D to the Expense Limitation Agreement shall be replaced with Schedules A through D attached hereto.

2.	Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Expense Limitation Agreement shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their respective duly authorized officers, to be effective as of the day and year first written above.

OLD MUTUAL FUNDS II

By:	/s/ Robert T. Kelly
Name:	Robert T. Kelly
Title:	Treasurer

OLD MUTUAL CAPITAL, INC.

By:	/s/ Mark E. Black
Name:	Mark E. Black
Title:	Chief Financial Officer

AMENDED SCHEDULE A
DATED DECEMBER 9, 2008
TO THE AMENDED AND RESTATED
EXPENSE LIMITATION AGREEMENT
BETWEEN
OLD MUTUAL FUNDS II
AND
OLD MUTUAL CAPITAL, INC.
DATED DECEMBER 21, 2006

(CLASS A SHARES)

	Class Expense Limit	Fund Expense Limit	Total Expense Limit

This Agreement relates to the following Portfolios of the Trust:

Equity Funds
Old Mutual Analytic U.S. Long/Short Fund	0.45%	0.90%	1.35%
Old Mutual Barrow Hanley Value Fund	0.45%	0.90%	1.35%
Old Mutual Columbus Circle Technology and Communications Fund	0.65%	1.05%	1.70%
Old Mutual Developing Growth Fund	0.53%	1.02%	1.55%
Old Mutual Focused Fund	0.60%	0.80%	1.40%
Old Mutual Growth Fund	0.475%	0.875%	1.35%
Old Mutual Heitman REIT Fund	0.55%	0.95%	1.50%
Old Mutual Large Cap Growth Fund (formerly known as the Old Mutual Large Cap Growth Concentrated Fund)	0.55%	0.95%	1.50%
Old Mutual Mid-Cap Fund	0.45%	1.00%	1.45%
Old Mutual Select Growth Fund	0.55%	0.95%	1.50%
Old Mutual Small Cap Fund	0.40%	1.10%	1.50%
Old Mutual Strategic Small Company Fund	0.50%	1.10%	1.60%
Old Mutual TS&W Small Cap Value Fund	0.40%	1.15%	1.55%

Fixed Income Funds
Old Mutual Cash Reserves Fund	0.53%	0.45%	0.98%
Old Mutual Dwight Intermediate Fixed Income Fund	0.33%	0.50%	0.83%
Old Mutual Dwight Short Term Fixed Income Fund	0.42%	0.53%	0.95%

AMENDED SCHEDULE B
DATED DECEMBER 9, 2008
TO THE AMENDED AND RESTATED
EXPENSE LIMITATION AGREEMENT
BETWEEN
OLD MUTUAL FUNDS II
AND
OLD MUTUAL CAPITAL, INC.
DATED DECEMBER 21, 2006

(CLASS C SHARES)

	Class Expense Limit	Fund Expense Limit	Total Expense Limit

This Agreement relates to the following Portfolios of the Trust:

Equity Funds
Old Mutual Analytic U.S. Long/Short Fund	1.20%	0.90%	2.10%
Old Mutual Barrow Hanley Value Fund	1.20%	0.90%	2.10%
Old Mutual Columbus Circle Technology and Communications Fund	1.40%	1.05%	2.45%
Old Mutual Developing Growth Fund	1.28%	1.02%	2.30%
Old Mutual Focused Fund	1.35%	0.80%	2.15%
Old Mutual Growth Fund	1.225%	0.875%	2.10%
Old Mutual Heitman REIT Fund	1.30%	0.95%	2.25%
Old Mutual Large Cap Growth Fund (formerly known as the Old Mutual Large Cap Growth Concentrated Fund)	1.30%	0.95%	2.25%
Old Mutual Mid-Cap Fund	1.20%	1.00%	2.20%
Old Mutual Select Growth Fund	1.30%	0.95%	2.25%
Old Mutual Small Cap Fund	1.15%	1.10%	2.25%
Old Mutual Strategic Small Company Fund	1.25%	1.10%	2.35%
Old Mutual TS&W Small Cap Value Fund	1.15%	1.15%	2.30%

Fixed Income Funds
Old Mutual Cash Reserves Fund	1.28%	0.45%	1.73%
Old Mutual Dwight Intermediate Fixed Income Fund	1.08%	0.50%	1.58%
Old Mutual Dwight Short Term Fixed Income Fund	0.92%	0.53%	1.45%

AMENDED SCHEDULE C
DATED DECEMBER 9, 2008
TO THE AMENDED AND RESTATED
EXPENSE LIMITATION AGREEMENT
BETWEEN
OLD MUTUAL FUNDS II
AND
OLD MUTUAL CAPITAL, INC.
DATED DECEMBER 21, 2006

 (CLASS Z SHARES)

	Class Expense Limit	Fund Expense Limit	Total Expense Limit

This Agreement relates to the following Portfolios of the Trust:

Equity Funds
Old Mutual Analytic U.S. Long/Short Fund	0.20%	0.90%	1.10%
Old Mutual Barrow Hanley Value Fund	0.20%	0.90%	1.10%
Old Mutual Columbus Circle Technology and Communications Fund	0.40%	1.05%	1.45%
Old Mutual Developing Growth Fund	0.28%	1.02%	1.30%
Old Mutual Focused Fund	0.35%	0.80%	1.15%
Old Mutual Growth Fund	0.225%	0.875%	1.10%
Old Mutual Heitman REIT Fund	0.30%	0.95%	1.25%
Old Mutual Large Cap Growth Fund (formerly known as the Old Mutual Large Cap Growth Concentrated Fund)	0.30%	0.95%	1.25%
Old Mutual Mid-Cap Fund	0.20%	1.00%	1.20%
Old Mutual Select Growth Fund	0.30%	0.95%	1.25%
Old Mutual Small Cap Fund	0.15%	1.10%	1.25%
Old Mutual Strategic Small Company Fund	0.25%	1.10%	1.35%
Old Mutual TS&W Small Cap Value Fund	0.15%	1.15%	1.30%

Fixed Income Funds
Old Mutual Cash Reserves Fund	0.28%	0.45%	0.73%
Old Mutual Dwight Intermediate Fixed Income Fund	0.08%	0.50%	0.58%
Old Mutual Dwight Short Term Fixed Income Fund	0.17%	0.53%	0.70%

 AMENDED SCHEDULE D
DATED DECEMBER 9, 2008
TO THE AMENDED AND RESTATED
EXPENSE LIMITATION AGREEMENT
BETWEEN
OLD MUTUAL FUNDS II
AND
OLD MUTUAL CAPITAL, INC.
DATED DECEMBER 21, 2006

(INSTITUTIONAL CLASS SHARES)

	Class Expense Limit	Fund Expense Limit	Total Expense Limit

This Agreement relates to the following Portfolios of the Trust:

Equity Funds
Old Mutual Analytic U.S. Long/Short Fund	0.00%	0.90%	0.90%
Old Mutual Barrow Hanley Value Fund	0.00%	0.90%	0.90%
Old Mutual Columbus Circle Technology and Communications Fund	0.15%	1.05%	1.20%
Old Mutual Developing Growth Fund	0.03%	1.02%	1.05%
Old Mutual Focused Fund	0.00%	0.80%	0.80%
Old Mutual Growth Fund	0.075%	0.875%	0.95%
Old Mutual Heitman REIT Fund	0.00%	0.95%	0.95%
Old Mutual Large Cap Growth Fund (formerly known as the Old Mutual Large Cap Growth Concentrated Fund)	0.00%	0.95%	0.95%
Old Mutual Mid-Cap Fund	0.00%	1.00%	1.00%
Old Mutual Select Growth Fund	0.00%	0.95%	0.95%
Old Mutual Small Cap Fund	0.00%	1.10%	1.10%
Old Mutual Strategic Small Company Fund	0.00%	1.10%	1.10%
Old Mutual TS&W Small Cap Value Fund	0.00%	1.15%	1.15%

Fixed Income Funds
Old Mutual Cash Reserves Fund	0.28%	0.45%	0.73%
Old Mutual Dwight Intermediate Fixed Income Fund	0.00%	0.50%	0.50%
Old Mutual Dwight Short Term Fixed Income Fund	0.02%	0.53%	0.55%